Exhibit 10.8

For purposes of sections 1272, 1273, and 1275 of the Internal Revenue Code of 1986, as amended, this note is being issued with an original issue discount. Borrower agrees to provide promptly to the holder of this Note, upon written request, the issue price, amount of original issue discount, issue date, and yield to maturity. Any such written request should be made pursuant to Section 8.9 of the Purchase Agreement (as defined below) pursuant to which this Note was issued.

SECURED CONVERTIBLE PROMISSORY NOTE #1

Effective Date: May 9, 2022 U.S. $16,025,000.00

FOR VALUE RECEIVED, BIODESIX, INC., a Delaware corporation (“Borrower”), promises to pay to STREETERVILLE CAPITAL, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $16,025,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is twenty-four (24) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of six percent (6%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Secured Convertible Promissory Note #1 (this “Note”) is issued and made effective as of the date set forth above (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated May 9, 2022, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an original issue discount (“OID”) of $1,000,000.00. In addition, Borrower agrees to pay $25,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), in an amount equal to $250,000.00, all of which amount is fully earned and included in the initial principal balance of this Note. The purchase price for this Note shall be $15,000,000.00 (the “Purchase Price”), computed as follows: $16,025,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1.
Payment; Prepayment.

1.1.
Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2.
Prepayment. Notwithstanding the foregoing, Borrower shall have the right to prepay all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Redemption Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered). If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 110% multiplied by the portion of the Outstanding Balance Borrower elects to prepay.

2.
Security. This Note is secured by that certain Security Agreement of even date herewith, as the same may be amended from time to time (the “Security Agreement”), executed by Borrower in favor of Lender encumbering certain of Borrower’s assets, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this

Note.

3.
Redemptions.

3.1.
Redemption Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Redemption Conversion shall be the Redemption Conversion Price.

3.2.
Redemptions. Beginning on the date that is nine (9) months from the Purchase Price Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem all or any portion of the Note (such amount, the “Redemption Amount”), up to the Maximum Monthly Redemption Amount, by providing Borrower with a notice substantially in the form attached hereto as Exhibit A (each, a “Redemption Notice”, and each date on which Lender delivers a Redemption Notice, a “Redemption Date”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month; provided that the aggregate Redemption Amounts in such calendar month do not exceed the Maximum Monthly Redemption Amount. Payments of each Redemption Amount may be made (a) in cash, or (b) by converting such Redemption Amount into Common Stock (each, a “Redemption Conversion”) per the following formula: the number of Conversion Shares equals the portion of the applicable Redemption Amount being converted divided by the Redemption Conversion Price (the “Conversion Shares”), or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the third (3rd) Trading Day immediately following the applicable Redemption Date and the Conversion Shares are delivered to Lender on or before the applicable Delivery Date (as defined below). Notwithstanding the foregoing, Borrower will not be entitled to elect a Redemption Conversion with respect to any portion of any applicable Redemption Amount and shall be required to pay the Redemption Amount in cash, if on the applicable Redemption Date there is an Equity Conditions Failure, and such failure is not waived in writing by Lender. Notwithstanding that failure to repay this Note in full by the Maturity Date is a Trigger Event, the Redemption Dates shall continue after the Maturity Date pursuant to this Section 3.2 until the Outstanding Balance is repaid in full. Notwithstanding anything herein to the contrary, in the event Borrower pays any redemption amount in cash, a six percent (6%) exit fee (the “Exit Fee”) shall be applied to such payment. For example, in the event Borrower elects (or is obligated) to pay a $100,000.00 Redemption Amount in cash, Borrower would have to pay $106,000.00 in order to satisfy the payment of such Redemption Amount and have the Outstanding Balance reduced by $100,000.00. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, in the event that Borrower cannot effect any partial or complete conversion of this Note because such conversion would cause Lender to beneficially own a number shares of Common Stock that exceeds the Maximum Percentage as set forth in Section 10, the portion of the Redemption Amount paid in cash will not be subject to the Exit Fee, provided that Borrower first delivers the maximum number of Redemption Conversion Shares allowable under the Ownership Limitation.

3.3.
Allocation of Redemption Amounts. Following its receipt of a Redemption Notice, Borrower may either ratify Lender’s proposed allocation in the applicable Redemption Notice or elect to change the allocation by written notice to Lender by email to the officers of Borrower specified in Section 8.9 of the Purchase Agreement within one (1) Trading Day of its receipt of such Redemption Notice, so long as the sum of the cash payments and the amount of Redemption Conversions equal the applicable Redemption Amount. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the previous sentence, it shall be deemed to have ratified and accepted the allocation set forth in the applicable Redemption Notice prepared by Lender. Borrower acknowledges and agrees that the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from an Event of Default or other adjustment permitted under the Transaction Documents (an “Adjustment”). Furthermore, no error or mistake in the preparation of such notices, or failure to apply any Adjustment that could have been applied prior to the preparation of a Redemption Notice may be deemed a waiver of Lender’s right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender’s own calculation in the absence of gross negligence or willful misconduct from Lender. Borrower shall deliver the Conversion Shares from any Redemption Conversion to Lender in accordance with Section 7 below on or before each applicable

Delivery Date.

4.
Trigger Events, Defaults and Remedies.

4.1.
Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower and is not dismissed or stayed within forty five (45) days; (g) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement and such failure shall continue for a period of five (5) Trading Days following the date of notice thereof from Lender; (h) the occurrence of a Fundamental Transaction without Lender’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned; provided, however Lender may withhold its consent for any Fundamental Transaction that it believes after consultation with Borrower would detrimentally affect Borrower’s creditworthiness which determination of creditworthiness may be made in Lender’s sole and absolute discretion); (i) Borrower fails to establish or maintain the Share Reserve; (j) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (k) Borrower defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document in any material respect, other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement and such failure shall continue for a period of ten (10) Trading Days following the date of notice thereof from Lender; (l) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (m) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; (n) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $500,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (o) Borrower fails to be DWAC Eligible; or (p) under any agreement to which Borrower is a party with a third party or parties, or any default resulting in a right by such third party or parties, whether or not exercised, after giving effect to any grace or notice period, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000).

4.2.
Trigger Event Remedies. At any time following the occurrence and during the continuance of any Trigger Event, Lender may, at its option and following prior written notice to Borrower, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

4.3.
Defaults. At any time following the occurrence and during the continuance thereof of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, Lender may, at its option, send written notice to Borrower that the Trigger Event, as of the date of such notice, has become an event of default hereunder (each, an “Event of Default”).

4.4.
Default Remedies. At any time and from time to time following the occurrence and during the continuance of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (b) - (f) of Section 4.1, an Event of Default will be deemed to have occurred and the Outstanding

Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twelve percent (12%) per annum or the maximum rate permitted under applicable law for the first three (3) months following the occurrence of such Event of Default, and at an interest rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted under applicable law thereafter (“Default Interest”). For the avoidance of doubt, Lender may continue making Redemption Conversions at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.4. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

Notwithstanding the foregoing, for purposes of this Note, if a Trigger Event has been cured by Borrower or waived by Lender or an Event of Default has been waived by Lender, then, unless otherwise agreed to by Lender and Borrower, Lender shall no longer have any rights or remedies granted to it upon the occurrence of a Trigger Event or an Event of Default hereunder (except for any Trigger Effect that has already been applied and will remain in effect).

5.
Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Redemption Conversions called for herein in accordance with the terms of this Note.

6.
Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.
Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following each Redemption Date (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, such Conversion Shares are eligible for delivery via DWAC, and Lender (or its broker) has initiated a request for delivery of such Conversion Shares via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Redemption Notice. If Borrower is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall cause its transfer agent to issue the applicable Conversion Shares via DRS, registered in the name of Lender or its designee, subject to Lender (or its broker) providing Borrower’s transfer agent with the applicable legal name, address, and tax identification number of the applicable registered holder. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares without a restrictive securities legend to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 7. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

8.
Conversion Delays. If Borrower fails to deliver Conversion Shares by the Delivery Date and Lender (or its broker) has either initiated a request for delivery of such Conversion Shares via DWAC or provided Borrower’s transfer agent with the applicable legal name, address, and tax identification number required for issuance of such Conversion Shares via DRS, Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the Delivery Date, a late fee equal to 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the Delivery Date until Conversion Share delivery is made; and such late fees will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”).

9.
Issuance Cap. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower and Lender agree that the total cumulative number of shares of Common Stock issued to Lender hereunder and under Note #2, may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). Should Borrower desire to issue Redemption Conversion Shares in excess of the Nasdaq 19.99% Cap, Borrower, at its sole discretion, may seek to obtain stockholder approval of the issuance of additional Redemption Conversion Shares, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d), to enable Borrower to issues shares of Common Stock pursuant to this Note and Note #2 (the “Approval”). If Borrower is unable to deliver Redemption Conversion Shares as a result of not obtaining the Approval, then any remaining Outstanding Balance of this Note must be repaid in cash.

10.
Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the Common Stock issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

11.
Revenue Milestone. In the event that Borrower does not achieve Revenue Milestone 1, the Outstanding Balance will automatically be increased by ten percent (10%), which increase will be effective as of the January 31, 2023. In the event that Borrower achieves Revenue Milestone 1 but not Revenue Milestone 2, the Outstanding Balance will automatically be increased by five percent (5%), which increase will be effective as of January 31, 2023. For the avoidance of doubt, Borrower’s failure to achieve either Revenue Milestone 1 or Revenue Milestone 2 shall not be considered a Trigger Event.

12.
Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

13.
Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

14.
Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

15.
Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

16.
Assignments. This Note binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Note or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Note; provided, that so long as an Event of Default has not occurred and is not continuing, Lender shall endeavor to provide Borrower contemporaneous notice of any such sale, transfer, assignment, or participation hereunder, but the failure of the Investor to provide such notice shall not be deemed a breach of this Note by Borrower; provided further that, Secured Party shall only sell, transfer, assign, negotiate, or grant a participation hereunder to a person or entity that will provide Borrower with a properly completed and executed IRS Form W-9 certifying an exemption from any tax withholding requirements, and on or prior to the date that any person or entity acquires an interest in the Note, such person or entity shall provide Borrower with a properly completed and executed IRS Form W-9 certifying an exemption from any tax withholding requirements, and any other tax forms, certifications and/or information reasonably requested by Borrower. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, Lender shall not assign its interest in this Note to any Person who in the reasonable estimation of Lender is (a) a direct competitor of the Company, or (b) a vulture fund or distressed debt fund.

17.
Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

18.
Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

19.
Severability. Each provision of this Note is severable from every other provision in determining the enforceability of any provision.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:
BIODESIX, INC.
By:	/s/ SCOTT HUTTON
Scott Hutton, Chief Executive Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:
LENDER:
STREETERVILLE CAPITAL, LLC
By:	/s/ JOHN FIFE
John M. Fife, President

[Signature Page to Secured Convertible Promissory Note #1]

ATTACHMENT 1 DEFINITIONS

Capitalized terms used but not defined in this Note shall have the meanings given to them in the Purchase Agreement or the Security Agreement, as applicable. In addition, for purposes of this Note, the following terms shall have the following meanings:

A1. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2. “DTC” means the Depository Trust Company or any successor thereto.

A3. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program. A4. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A5. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; and (e) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A6. “Equity Conditions Failure” means that any of the following conditions has not been satisfied on any given Redemption Date: (a) with respect to the applicable date of determination all of the Conversion Shares would be (i) registered for trading under applicable federal and state securities laws, (ii) freely tradable under Rule 144, or (iii) otherwise freely tradable without the need for registration under any applicable federal or state securities laws; (b) there are no restrictions in place that would prevent Lender from selling the Conversion Shares; (c) no Trigger Event shall have occurred and be continuing; (d) the average and median daily dollar volume of the Common Stock on its principal market for the previous twenty (20) and two hundred (200) Trading Days shall be greater than $500,000.00; (e) the five (5) day VWAP of the Common Stock is greater than or equal to $1.00; and (f) the Common Stock is trading on Nasdaq or NYSE.

A7. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower. Notwithstanding the foregoing or anything to the contrary contained in this Note or the other Transaction Documents, the definition of a “Fundamental Transaction” shall not include, nor shall it prohibit Borrower from undertaking, incurring or consummating, any Permitted Indebtedness, Permitted Investment, Permitted Lien, Permitted Transfer, Permitted Restricted Payments, Permitted Restricted Debt Payments, or Permitted Affiliate Transactions.

A8. “Major Trigger Event” means any Trigger Event occurring under Sections 4.1(a) - 4.1(i).

A9. “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A10. “Maximum Monthly Redemption Amount” means $1,425,000.00 per calendar month. A11. “Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.

A12. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, the Transaction Expense Amount, the OID, accrued but unpaid interest, collection and enforcements costs (including reasonable and documented out-of-pocket attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A13. “Permitted Affiliate Transaction” means (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than could reasonably be obtained in an arm’s length transaction with a non-affiliated Person, (b) customary compensation and indemnification of, and other employment arrangements approved by Borrower’s board of directors with, directors, officers and employees of Borrower or any of its Subsidiaries in the ordinary course of business, (c) subject to limitations set forth in this Agreement regarding the payment of directors fees, reasonable and customary director, officer and employee compensation (including bonuses and stock option programs) and benefits arrangements, in each case, in the ordinary course of business and approved by the board of directors (or equivalent managing body) (or a committee thereof) of Borrower; and (d) transactions constituting Permitted Restricted Payments, to the extent permitted thereunder

A14. “Permitted Restricted Debt Payment” means (a) any payment on any Subordinated Debt, to the extent permitted under the terms of the subordination, intercreditor or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Secured Obligations owed to Lender.

A15. “Permitted Restricted Payment” means, with respect to the payment of any dividends, or making of any distribution or the payment, redemption, retirement or purchase of any capital stock:

(i)
Borrower may convert any of its convertible securities or Subordinated Debt into other securities pursuant to the terms of such convertible securities or Subordinated Debt or otherwise in exchange thereof;
(ii)
Borrower or any Subsidiary may pay dividends solely in equity interests of Borrower or Subsidiary, and any Subsidiary may pay cash distributions to Borrower or any other Subsidiary;
(iii)
Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Thousand Dollars ($100,000) per fiscal year;
(iv)
Borrower or any Subsidiary may make cash payments in lieu of fractional shares;
(v)
Borrower may purchase, redeem, retire, or otherwise acquire its equity interests with the proceeds received from a substantially concurrent issue of new equity interests, provided that no Event of Default has occurred or would result therefrom;
(vi)
Borrower may additionally purchase, redeem, retire, or otherwise acquire its equity interests in an amount necessary to satisfy its obligation under the Integrated Diagnostics APA; or
(vii)
Borrower may repurchase from managers, officers or employees pursuant to the terms of share purchase plans, restricted share purchase agreements or other similar agreements in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year.

A16. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A17. “Redemption Conversion Price” means eighty-five percent (85%) multiplied by the lowest daily VWAP during the ten (10) Trading Days immediately preceding the date the applicable Redemption Notice is delivered.

A18. “Trading Day” means any day on which Borrower’s principal market is open for trading.

A19. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) ten percent (10%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied three (3) times hereunder with respect to Major Trigger Events and three (3) times hereunder with respect to Minor Trigger Events; and provided further that the Trigger Effect shall not apply to any Trigger Event pursuant to Section 4.1(j) hereof. In the event Lender has applied three (3) Trigger Effects for Major Trigger Events, then any subsequent Major Trigger Events will be considered Minor Trigger Effects for purposes of the Trigger Effect.

A20. “VWAP” means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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EXHIBIT A

Streeterville Capital, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Biodesix, Inc. Date:

2970 Wilderness Place, Suite 100

Boulder, Colorado 80301

REDEMPTION NOTICE

The above-captioned Lender hereby gives notice to Biodesix, Inc., a Delaware corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note #1 made by Borrower in favor of Lender on May 9, 2022 (the “Note”), that Lender elects to redeem a portion of the Note in Conversion Shares or in cash as set forth below. In the event of a conflict between this Redemption Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Redemption Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

REDEMPTION INFORMATION

A.
Redemption Date: , 202_
B.
Redemption Amount:
C.
Portion of Redemption Amount to be Paid in Cash:
D.
Portion of Redemption Amount to be Converted into Common Stock: (B minus C)
E.
Redemption Conversion Price:
F.
Conversion Shares: (D divided by E)
G.
Remaining Outstanding Balance of Note: *

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Redemption Notice and such Transaction Documents.

Please transfer the Conversion Shares, if applicable, electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Redemption Notice (by facsimile transmission or otherwise) to:

Sincerely, Lender:
STREETERVILLE CAPITAL, LLC
By:
John M. Fife, President